Exhibit 5.1

600 Travis, Suite 4200
Houston, Texas 77002
713.220.4200 Phone
713.220.4285 Fax
andrewskurth.com

March 6, 2015

Sanchez Production Partners LP

1000 Main Street, Suite 3000

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel to Sanchez Production Partners LP, a Delaware limited partnership (the “Issuer”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2015 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Issuer of up to $500,000,000 of (i) common units (“Common Units”) of the Issuer, (ii) other partnership securities of the Issuer (“Partnership Securities”), (iii) senior debt securities of the Issuer (“Senior Debt Securities”), (iv) subordinated debt securities of the Issuer (“Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”), (v) warrants to purchase debt or equity securities of the Issuer (“Warrants”) and (vi) subscription rights to purchase any combination of Common Units, Partnership Securities, Debt Securities and Warrants (“Rights” and collectively with the Common Units, Partnership Securities, Debt Securities and Warrants, the “Securities”). All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement or in either of the Indentures (as defined below).

Senior Debt Securities will be issued pursuant to a senior indenture substantially in the form attached as Exhibit 4.9 to the Registration Statement (the “Senior Indenture”), between the Issuer and The Bank of Nova Scotia Trust Company of New York, as trustee (the “Senior Debt Trustee”), as it may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Senior Debt Securities. Similarly, Subordinated Debt Securities will be issued pursuant to a subordinated indenture, substantially in the form attached as Exhibit 4.10 to the Registration Statement (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”), between the Issuer and The Bank of Nova Scotia Trust Company of New York, as trustee (the “Subordinated Debt Trustee”), as it may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Subordinated Debt Securities. The Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Issuer and a warrant agent. The Rights will be issued pursuant to a rights agreement (the “Rights Agreement”) between the Issuer and a rights agent.

Austin    Beijing    Dallas    Dubai    Houston     London    New York    Research Triangle Park    The Woodlands  Washington, DC

Sanchez Production Partners LP

March 6, 2015

In arriving at the opinions expressed below, we have examined (i) the Certificate of Limited Partnership of the Issuer (the “Formation Certificate”), (ii) the Agreement of Limited Partnership of the Issuer (the “Partnership Agreement” and collectively with the Formation Certificate, the “Issuer Organizational Documents”), (iii) the Registration Statement, (iv) the Prospectus, (v) the forms of the Indentures and (vi) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Issuer and such other persons as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies. In conducting our examination of documents, we have assumed the power, corporate or other, of all parties thereto other than the Issuer to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinions expressed below with respect to the Securities therein referred to, we have assumed that:

(i) any supplemental indenture to either of the Indentures executed and delivered, and any Board Resolution certified and delivered, pursuant to either of the Indentures in any such case, in or pursuant to which the terms of any Debt Securities are established and pursuant to which such Debt Securities are issued, will comply with such Indenture as theretofore amended or supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then and theretofore amended or supplemented (including by any such supplemental indenture) and any such Board Resolution (and any Officer’s Certificate delivered pursuant thereto);

(ii) the form and terms of any Debt Securities, the form and terms of any Warrants or Rights, and the form and terms of any and all Securities or other securities or obligations comprising the same or subject thereto (in the case of the Warrants and Rights), the issuance, sale and delivery thereof by the Issuer, and the incurrence and performance by the Issuer of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Indenture, Warrant Agreement or Rights Agreement) in accordance with the terms thereof, will be in full compliance with, and will not violate, the Issuer Organizational Documents or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon the Issuer, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities;

Sanchez Production Partners LP

March 6, 2015

(iii) the number of Common Units or Partnership Securities, as the case may be, offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized number of Common Units or Partnership Securities, as the case may be, under the Issuer Organizational Documents minus that number of Common Units or Partnership Securities, as the case may be, that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time; and

(iv) (A) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (B) a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby; (C) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and (D) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that:

1. With respect to any Common Units, assuming (a) the taking by the Issuer of all necessary partnership action to authorize and approve the issuance of such Common Units, the terms of the offering thereof and related matters and (b) the issuance and delivery of such Common Units in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the general partner of the Issuer (the “General Partner”) on behalf of the Issuer, upon payment (or delivery) of the consideration therefor provided for therein, such Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a) and 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”)).

2. With respect to any series of Partnership Securities, assuming (a) the taking by the Issuer of all necessary partnership action to authorize and approve the issuance and terms of such series of Partnership Securities, the terms of the offering thereof and related matters and (b) the issuance and delivery of such series of Partnership Securities in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner on behalf of the Issuer, upon payment (or delivery) of the consideration therefor provided for therein, such series of Partnership Securities will be validly issued, fully paid and nonassessable (except as such nonassessability may be affected by Sections 17-303(a) and 17-607 of the DRULPA).

3. With respect to any series of Debt Securities to be issued under an Indenture, assuming (a) the due authorization and valid execution and delivery of such Indenture by the Issuer, as issuer, and the Trustee, (b) the due authorization and valid execution and delivery of the applicable supplement, if any, to such Indenture by the Issuer, as issuer, and the Trustee, or the due authorization and valid execution and delivery of the applicable Board Resolution by the Issuer and the valid execution and delivery of the applicable Officer’s Certificate by a duly

Sanchez Production Partners LP

March 6, 2015

authorized officer of the Issuer, in each case, in accordance with the terms of such Indenture, as theretofore amended or supplemented, (c) the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of such Indenture, as then and theretofore amended or supplemented, (d) the taking by the Issuer of all necessary partnership action to authorize and approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters, and (e) the execution, authentication, issuance and delivery of the Debt Securities of such series in accordance with the terms of such Indenture as then and theretofore amended and supplemented (including by any such supplemental indenture), or Board Resolution and Officer’s Certificate, and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner on behalf of the Issuer, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Issuer.

4. With respect to any Warrants to be issued under a Warrant Agreement, assuming (a) the taking by the Issuer of all necessary partnership action to authorize and approve (i) the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the issuance of any Common Units and/or Partnership Securities that are receivable upon exercise of Warrants, (iii) the issuance and terms of any series of any Debt Securities that are receivable upon exercise of Warrants, and the execution and delivery of the applicable Indenture and any applicable supplemental indenture, or the applicable Board Resolution or Officer’s Certificate and (iv) the issuance and terms of any Rights that are receivable upon exercise of Warrants, and the execution and delivery of the applicable Rights Agreement, and (b) the execution and delivery by all parties thereto and authentication, in the case of the applicable series of Debt Securities, and issuance of (i) the applicable Warrants, (ii) such Common Units and/or Partnership Securities, (iii) such series of Debt Securities and Indenture (and qualification of such Indenture under the Trust Indenture Act) and any such supplemental indenture, or Board Resolution and Officer’s Certificate and (iv) such Rights and Rights Agreement in accordance with (A) the Organizational Documents, in the case of Common Units and/or Partnership Securities, such Indenture as then and theretofore amended and supplemented (including by any such supplemental indenture), or Board Resolution and Officer’s Certificate, in the case of a series of Debt Securities, and the Rights Agreement, in the case of the Rights, and (B) the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner on behalf of the Issuer, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Warrants will constitute valid and legally binding obligations of the Issuer.

5. With respect to any Rights to be issued under a Rights Agreement, assuming (a) the taking by the Issuer of all necessary partnership action to authorize and approve (i) the issuance and terms of the Rights, the terms of the offering thereof and related matters, (ii) the issuance of any Common Units and/or Partnership Securities that are receivable upon exercise of Rights, (iii) the issuance and terms of any series of any Debt Securities that are receivable upon exercise of Rights, and the execution and delivery of the applicable Indenture and any applicable supplemental indenture, or the applicable Board Resolution or Officer’s Certificate and (iv) the issuance and terms of any Warrants that are receivable upon exercise of Rights, and the

Sanchez Production Partners LP

March 6, 2015

execution and delivery of any related Warrant Agreement, and (b) the execution and delivery by all parties thereto and authentication, in the case of the applicable series of Debt Securities, and issuance of (i) the applicable Rights, (ii) such Common Units and/or Partnership Securities, (iii) such series of Debt Securities and Indenture (and qualification of such Indenture under the Trust Indenture Act) and any such supplemental indenture, or Board Resolution and Officer’s Certificate and (iv) such Warrants and Warrant Agreement in accordance with (A) the provisions of the Issuer Organizational Documents, in the case of Common Units and/or Partnership Securities, such Indenture as then and theretofore amended and supplemented (including by any such supplemental indenture), or Board Resolution and Officer’s Certificate, in the case of a series of Debt Securities, and the applicable Warrant Agreement, in the case of the Warrants and (B) the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner on behalf of the Issuer, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Rights will constitute valid and legally binding obligations of the Issuer.

Our opinions in paragraphs 3, 4 and 5 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. Our opinions in paragraphs 3, 4 and 5 above, insofar as they pertain to the choice of law provisions of the instruments referred to in such paragraphs, are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

We express no opinion other than as to the laws of the State of New York and the DRULPA (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC thereunder, with respect to any part of the Registration Statement, including this exhibit. We assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstance, or law after the effective date of the Registration Statement.

Very truly yours,

/s/ Andrews Kurth LLP